Exhibit 5.1

October 27, 2021

LF Capital Acquisition Corp. II
1909 Woodall Rodgers Freeway
Suite 500

Dallas, TX 75201

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to LF Capital Acquisition Corp. II, a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-1 (the “Registration Statement”) originally filed on October 27, 2021 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale by the Company of (a) 22,500,000 units (the “Firm Units”) of the Company, each such unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock” and, the Common Stock included in the Units (as defined below), the “Unit Shares”), and one-half of one warrant of the Company (each whole warrant, a “Warrant,” and the Warrants included in the Units, the “Unit Warrants”); each whole Warrant entitles the holder thereof to purchase one share of Common Stock as set forth in the Registration Statement; (b) up to an additional 3,375,000 units that Jefferies LLC (the “Underwriter”) shall have a right to purchase from the Company to cover over-allotments (the “Option Units” and, together with the Firm Units, the “Units”); and (c) the Unit Shares and the Unit Warrants as set forth in the Registration Statement. This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the Units, the Unit Shares and the Unit Warrants.

The Unit Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) that is proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

October 27, 2021 Page 2

(i)	the Registration Statement;

(ii)	the form of Underwriting Agreement proposed to be entered into between the Company and the Underwriter that will be filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(iii)	the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement;

(iv)	the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement;

(v)	the Form of Warrant Agreement that is filed as Exhibit 4.4 to the Registration Statement;

(vi)	the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement;

(vii)	the Certificate of Incorporation of the Company that is filed as Exhibit 3.1 to the Registration Statement;

(viii)	the Certificates of Amendment to the Certificate of Incorporation of the Company that are filed as Exhibit 3.2, Exhibit 3.3 and Exhibit 3.4 to the Registration Statement;

(ix)	the Form of Amended and Restated Certificate of Incorporation that is filed as Exhibit 3.5 to the Registration Statement;

(x)	the Bylaws of the Company that are filed as Exhibit 3.6 to the Registration Statement;

(xi)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date; and

(xii)	resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the Units, the Unit Shares and the Unit Warrants.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company. With your consent, we have assumed that each of the documents identified in clauses (i) through (xii) of the preceding paragraph will be entered into, adopted or filed as appropriate, and that the Units will be issued and sold in the manner set forth in the Registration Statement and the related prospectus and in compliance with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder and the securities or blue sky laws of various states and the terms and conditions of the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of all natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to such documents (other than the Company).

October 27, 2021 Page 3

On the basis of foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:

1.	The Units, when delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The Unit Shares, when the Units are delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement and, if applicable, countersigned by the transfer agent, will be validly issued, fully paid and nonassessable.

3.	The Unit Warrants, when the Units are delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs 1 and 3 above are subject to the assumption that, at or before the issuance of the Units, the Unit Warrants and the Warrant Agreement shall have been duly authorized, executed and delivered by each party thereto (other than the Company).

The opinions set forth herein as to the enforceability of obligations of the Company are subject to:

(i)	Bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought;

(ii)	the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(iii)	an implied covenant of good faith and fair dealing.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York as of the date hereof. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Units, the Unit Shares and the Unit Warrants. We are members of the bar of the State of New York.

October 27, 2021 Page 4

We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

TJF/kd

MN